SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 3, 2004

AVON PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-4881	13-0544597

(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York	10105-0196

(Address of Principal Executive Offices)	(Zip Code)

(212) 282-5000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On May 3, 2004, Avon issued a press release announcing that (i) its Board of Directors will submit a proposal in the Company’s 2005 proxy statement to declassify the Board structure; and (ii) the proponent of a proposal to declassify Avon’s Board has withdrawn that proposal from consideration at Avon’s annual meeting of shareholders on May 6, 2004. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 6. Resignation of Registrant’s Directors.

On May 3, 2004, Brenda C. Barnes resigned from the Company's Board of Directors, effective immediately. Ms. Barnes resigned as a result of the announcement of her appointment as President and Chief Operating Officer of Sara Lee Corp. The resignation was not the result of a disagreement with Avon.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.

Dated: May 4, 2004	By: /s/ Gilbert L. Klemann, II

	Name:	Gilbert L. Klemann, II
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Avon Products, Inc., dated May 3, 2004, relating to the declassification of the Company’s Board of Directors.